P. 1 Logo to be replaced TerraForm Global Supplemental Information Requested by Bondholders July 19, 2016

P. 2 Forward Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Global expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, financing arrangement and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Global’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Global, believes its respective expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, our relationship with SunEdison, including SunEdison’s bankruptcy filings and our reliance on SunEdison to perform under material intercompany agreements and to provide management and accounting services, project level operation and maintenance and asset management services, to maintain critical information technology and accounting systems and to provide our employees; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; actions of third parties, including but not limited to the failure of SunEdison, to fulfill its obligations; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under construction; our ability to successfully identify, evaluate, and consummate acquisitions from SunEdison or third parties or changes in expected terms and timing of any acquisitions; regulatory requirements and incentives for production of renewable power; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets; the impact of foreign exchange rate fluctuations; our ability to compete against traditional and renewable energy companies; hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages or other curtailment of our power plants; departure of some or all of SunEdison’s employees that are dedicated to the Company; pending and future litigation; and our ability to operate our business efficiently, to operate and maintain our information technology, technical, accounting and generation monitoring systems, to manage and complete governmental filings on a timely basis, and to manage our capital expenditures, economic, social and political risks and uncertainties inherent in international operations, including operations in emerging markets and the impact of foreign exchange rate fluctuations, the imposition of currency controls and restrictions on repatriation of earnings and cash, protectionist and other adverse public policies, including local content requirements, import/export tariffs, increased regulations or capital investment requirements, conflicting international business practices that may conflict with other customs or legal requirements to which we are subject, inability to obtain, maintain or enforce intellectual property rights, and being subject to the jurisdiction of courts other than those of the United States, including uncertainty of judicial processes and difficulty enforcing contractual agreements or judgments in foreign legal systems or incurring additional costs to do so. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations. Many of these factors are beyond TerraForm Global’s control. TerraForm Global disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Global’s Prospectus, dated July 31, 2015, and Forms 10-Q with respect to the second and third quarters of 2015, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission or incorporated herein. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

P. 3 Introduction & Importance of our Updated Risk Factors  The following information is being provided at the request of bondholders and their advisors  The financial information presented on the following slides is preliminary and unaudited. Financial information may change materially as a result of the completion of the audit for fiscal year 2015  The information does not represent a complete picture of the financial position, results of operation or cash flows of TerraForm Global (“TerraForm Global” or the “Company”), and is not a replacement for full financial statements prepared in accordance with U.S. GAAP  The Company’s last annual or quarterly report was its Form 10-Q for the period ended September 30, 2015. The Company has not filed its Form 10-K for 2015. The circumstances of the Company and the risks it faces have changed substantially since the Company’s initial public offering in August 2015 and the date of its last filing on Form 10-Q in November 2015. You should review the updated Risk Factors relating to the Company provided simultaneously with this presentation, which include a description of important new risks relating to the chapter 11 proceedings of SunEdison, the consequences of the absence of audited financial information, pending litigation and other matters. These materials and the Risk Factors also have been filed with the SEC on a Form 8-K, dated July 19, 2016

P. 4 Situation Update  Management is motivated to maximize value for all stakeholders and position TerraForm Global for long-term growth  TerraForm Global is focused on key areas of execution – Continuity of operations – Independence: governance, systems, employees – Stabilize and strengthen balance sheet  Update on the Sale of SunEdison’s Interests in the Company: – SunEdison has requested that the Company share confidential information about the Company and take other steps to facilitate the marketing of SunEdison’s interests in the Company, and the Company is considering this request – TerraForm Global is in active discussions with SunEdison’s concerning a jointly-supported sales process and accompanying protocol for managing the marketing process. The Company has made no decision to support any particular bidder, structure or transaction

P. 5 Diversified Portfolio Across Key Markets Focused portfolio in target markets with favorable investment attributes Geographically Diverse Fleet of 917 MW 1 1. Reflects portfolio as of June 30, 2016. 307 307

P. 6 High Quality 917 MW Renewable Power Plant Portfolio Location Assets located in 7 countries Generation Type Fleet diversity Asset Age Remaining Contract Length Average remaining PPA life of 18 yearsAverage age of 4 years old, with expected life that can exceed 30 years Note: As of June 30, 2016. Weighted by net capacity MW based on TerraForm Global’s economic ownership. Solar 39% Wind 61% Brazil 33% India 33% China 19% South Africa 7% Thailand 4% Uruguay 3% Malaysia 1% <2 years 28% >5 years 20% 2-5 years 52% >20 years 30% 11-15 years 26% 16-20 years 44%

P. 7 677 728 917 51 102 25 18 18 26 10-Q Reported 9/30/2015 Portfolio Adjust. for Econ. Ownership & Capacity Update Adjusted 9/30/2015 Portfolio FERSA (October) Addt'l Econ. Ownership (October) NPS Star (February) WXA (February) Alto Cielo (April) 6/30/2016 Portfolio Current View of Portfolio Formation MW 1 3 2 Note: Reflects net capacity of shares of economic ownership for all projects acquired. 1. In Form 10-Q for the period ended 9/30/2015, net capacity reflected a combination of equity and economic ownership; net capacity has been updated to reflect net capacity based on economic ownership. Salvador & Bahia also updated to have 307 MW, from 294 MW previously reported. 2. Includes Bhakrani (20 MW), Gadag (31 MW) and Hanumanhatti (50 MW). 3. Transfer of additional economic ownership of NSM L’Volta, Focal, Millenium and Brakes. 4. 33 MW BioTherm acquisition is pending lender consent and $9M remains to be paid upon closing. The Company does not expect that it will be able to complete the transfers of Bora Bora, Del Litoral, El Naranjal and the India 425 MW assets from SunEdison. 4 12/31/15: 855 MW 3/31/16: 890 MW

P. 8 Preliminary Unaudited 2H 2015 Results Note: Ranges have been provided for key financial metrics as the 2015 audit has not yet been completed. 1. 425 MW India projects are subject to litigation and accounting treatment of the $231M deposit may change based on various fac tors. Metric 2H 2015 Net MW Owned (Period End) 855 Production (GWh) 806 Capacity Factor 27% Revenue $79M – $83M Revenue / MWh $98 – $103 Net Income/(Loss) ($350M) – ($335M) Adjusted EBITDA $60M – $68M CAFD $56M – $64M Commentary  TerraForm Global’s IPO was completed on August 5, 2015  2H 2015 operating results in line with management expectations driven by balanced portfolio with generation and geographic mix  Completed 102 MW acquisition of FERSA and transfer of additional economic ownership of 25 MW of 4 India solar assets  Net loss includes $231M contingent loss related to 425 MW India projects1 – Net loss also includes acquisition & formation costs

P. 9 Preliminary 1Q 2016 Results Note: Ranges have been provided for key financial metrics as the interim financial statements for the period ended March 31, 2016 are still under review. Metric 1Q 2016 Net MW Owned (Period End) 890 Production (GWh) 506 Capacity Factor 24% Revenue $47M – $52M Revenue / MWh $93 – $103 Net Income/(Loss) ($8M) – $0M Adjusted EBITDA $33M – $39M CAFD $42M – $48M Commentary  Completed transfer of 36 MW of Thailand projects NPS Star and WXA from SunEdison in February 2016  1Q 2016 operating result below management expectations due to unusually low wind in Brazil  $10M fee paid in connection with termination of the Espra acquisition  Completed the 26 MW acquisition of Alto Cielo and transferred additional equity ownership of 3 India solar assets (no increase to MW) in April 2016

P. 10 $1,060 $861 ($57) ($231) ($8) ($58) $135 $19 9/30/2015 Holdco Unrestricted Cash Revolver Draw Project Distributions Debt Extinguishment 425 MW India Projects Deposit Bond Repurchase & Debt Service Other 12/31/2015 Holdco Unrestricted Cash Holdco Cash Walk from 3Q 2015 to 4Q 2015 ■ YE 2015 Holdco unrestricted cash of $861M, inclusive of $135M revolver draw in November – $19M of project distributions repatriated during 4Q 2015 – $57M used to extinguish debt at 5 India projects – $231M paid to SunEdison as deposit for 425 MW India projects – $8M bond repurchase & debt services includes repurchase of $7M Senior Notes and $1M payment of revolver fees and interest – $58M other includes 3Q 2015 dividend payment of $20M, FX hedge loss of $33M (primarily one-time settlement of investment hedges against acquisitions) and net payables & other of $5M $M, unless otherwise noted Note: As of 12/31/2015, Company characterizes restricted cash as (i) cash on deposit in collateral account, debt service, maintenance and other reserves and (ii) in operating accounts but subject to distribution restricted due to defaults. 1. Holdco unrestricted cash excludes unrestricted project cash and restricted cash at the corporate level, project level or in escrow. 1 1

P. 11 $861 $861 $848 $772 $772 $787 $787 ($41) ($76) ($26) $28 $41 12/31/2015 Holdco Unrestricted Cash Project Distributions Acquisition Related Fees Bond Repurchase & Debt Service SunEdison Reimbursement- Sr. Notes Other 3/31/2016 Holdco Unrestricted Cash Holdco Cash Walk from 4Q 2015 to 1Q 2016 ■ 1Q 2016 Holdco unrestricted cash of $787M, inclusive of $135M revolver draw from November 2015 – $28M of project distributions repatriated during 1Q 2016 – Acquisition-related fees of $41M includes partial payment for Thailand projects and fee paid in connection with termination of the Espra acquisition – $76M of bond repurchase & debt service includes $33M net bond repurchase, $2M revolver interest and $41M 1Q Senior Notes interest payment (1Q Senior Notes interest payment subsequently reimbursed by SunEdison) – Other includes 4Q 2015 dividend payment of $31M, partially offset by FX gain on currency hedges of $2M and other miscellaneous of $3M ■ On May 6, 2016, revolver capacity was reduced from $485M to $350M as part of amendment to revolving credit facility – With $135M drawn, revolver availability was reduced from $350M to $215M (availability subject to financial covenants and other conditions) $M, unless otherwise noted Note: As of 12/31/2015, Company characterizes restricted cash as (i) cash on deposit in collateral account, debt service, maintenance and other reserves and (ii) in operating accounts but subject to distribution restricted due to defaults. 1. Holdco unrestricted cash excludes unrestricted project cash and restricted cash at the corporate level, project level or in escrow. 1 1 $769M Holdco Unrestricted Cash as of 6/30/2016

P. 12 Appendix

P. 13 Risk Factors  Please refer to the risk factors provided simultaneously and to be read in conjunction with this presentation

P. 14 Definitions: Adjusted EBITDA and CAFD Adjusted EBITDA We define Adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash affiliate general and administrative costs, acquisition related expenses, interest expense, gains (losses) on interest rate swaps, foreign currency gains (losses), income tax (benefit) expense and stock compensation expense after eliminating the impact of non-recurring items and other factors that we do not currently consider indicative of operating performance. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP. Cash Available For Distribution (CAFD) We define CAFD as net cash provided by (used in) operating activities of Global LLC (i) plus or minus changes in operating assets and liabilities as reflected on our statements of cash flows, (ii) minus deposits into (or plus withdrawals from) restricted cash accounts required by project level financing agreements to the extent they decrease (or increase) cash provided by operating activities, (iii) minus cash distributions paid to non-controlling interests in our facilities, if any, (iv) minus scheduled project level and other debt service payments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (v) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (vi) plus cash contributions from SunEdison pursuant to the Interest Payment Agreement, (vii) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of our audit committee. Note: As of December 31, 2015, TerraForm Global changed its policy regarding restricted cash to characterize the following as restricted cash: (i) cash on deposit in collateral accounts, debt service reserve accounts, maintenance and other reserve accounts, and (ii) cash on deposit in operating accounts but subject to distribution restrictions due to debt defaults. Previously, cash available for operating purposes, but subject to compliance procedures and lender approvals prior to distribution from project level accounts, was also considered restricted. This cash is now considered unrestricted but is designated as unavailable for immediate corporate purposes. The impact of the new accounting policy on reported CAFD for H2 2015 and 1Q difference is immaterial.

Reg G: Reconciliation of Adjusted EBITDA to Net Loss (Midpoint of Range)

Exhibit 99.2

	2H15	1Q16
Net loss (Midpoint of Range)	($343)	($4)
Add (subtract):		
Interest expense, net	62	34
Income tax benefit	(1)	(4)
Depreciation, accretion and amortization expense	26	16
General and administrative expense- affiliate (a)	14	7
Stock-based compensation expense	2	1
Acquisition, formation and related costs (b)	28	10
Provision for contingent loss on deposit for acquisitions	231	-
Loss (gain) on foreign currency exchange, net (c)	40	(10)
Loss (gain) on extinguishment of debt, net (d)	7	(6)
Other income, net	(2)	(7)
Adjusted EBITDA - Midpoint of Range (e)	**$64**	**$36**

(a) General and administrative expense - affiliate represents costs incurred by SunEdison for services provided to the Company pursuant to the MSA subsequent to the IPO and allocated to the Company in corporate allocations prior to the IPO. In conjunction with the closing of the IPO on August 5, 2015, we entered into the MSA with SunEdison, pursuant to which SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. No cash consideration was paid to SunEdison for these services for the year ended December 31. 2015.Cash consideration of $2M was paid in1Q 2016. The amount of general and administrative expense - affiliate in excess of the fees paid to SunEdison in each period will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. If SunEdison rejects, or seeks to substantially renegotiate the MSA due to the SunEdison Bankruptcy, the Company may bear these actual costs in future periods

(b) Acquisition, formation and related costs represent transaction related costs, including affiliate acquisition costs, and non-recurring professional fees for legal, tax and accounting services incurred in connection with our IPO during the year ended December 31, 2015

(c) Loss (gain) on foreign currency exchange, net primarily includes settled and unsettled gains and losses on foreign currency hedges related to operating and investing activities. The net loss relates primarily to losses on FX hedges of certain planned acquisitions, and is partially offset by gains on FX hedges associated with operations

(d) Loss on extinguishment of debt for the six months ended December 31, 2015 consists of a loss on prepayment of project level debt primarily at the Honiton wind plant, partially offset by a gain on the repurchase of senior notes. The gain on extinguishment of debt for the three months ended March 31, 2016 consists primarily of a gain on repurchase of senior notes

(e) Adjusted EBITDA is a non-GAAP measure. You should not consider this measure as an alternative to net income (loss), determined in accordance with U.S. GAAP

TerraForm GLOBAL a SunEdison company

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Reg G: Reconciliation of Cash from Operations to CAFD (Midpoint of Range)

Exhibit 99.2

Adjustments to reconcile net cash provided by operating activities to cash available for distribution:	2H15	1Q16
Net cash provided by operating activities (Midpoint of Range)	$10	$20
Changes in operating assets and liabilities	(110)	(26)
Withdrawals from restricted cash accounts (a)	5	14
Cash distributions to non-controlling interests	(4)	-
Scheduled project level and other debt service and repayments	(3)	(3)
Non-expansionary capital expenditures	(1)	-
Other:		
General and administrative expense - affiliate (b)	14	7
Acquisitions, formation and related costs (c)	28	10
Change in accrued interest	47	(25)
Economic ownership adjustment (d)	21	4
Settlement on foreign currency exchange related to acquisition (e)	59	-
Contributions rececived persuant to agreements with SunEdison (f)	-	41
Viability Gap Funding - India	-	7
Other items	(5)	(4)
Estimated cash available for distribution - Midpoint of Range (g)	**$61**	**$45**

(a) The FX translation to USD of deposits or withdrawals from restricted cash held in foreign currencies is calculated using a constant currency method which removes the impact of changes in exchange rates during the relevant period

(b) General and administrative expense - affiliate represents costs incurred by SunEdison for services provided to the Company pursuant to the MSA subsequent to the IPO and allocated to the Company in corporate allocations prior to the IPO. In conjunction with the closing of the IPO on August 5, 2015, we entered into the MSA with SunEdison, pursuant to which SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. No cash consideration was paid to SunEdison for these services for the three and six months ended December 31, 2015. If SunEdison rejects, or seeks to substantially renegotiate the MSA due to the SunEdison Bankruptcy, the Company may bear these actual costs in future periods

(c) Acquisition, formation and related costs represent transaction related costs, including affiliate acquisition costs, and non-recurring professional fees for legal, tax and accounting services incurred in connection with our IPO during the year ended December 31, 2015

(d) Represents economic ownership in certain acquired operating assets, which accrued to TerraForm Global, Inc. prior to each acquisition close date, including $10.7 million, recognized in 2H 2015, for the period January 1, 2015 to December 31, 2015 related to our acquisition of wind plants from FERSA, and $10.0 million, recognized in 2H 2015, for the period May 1, 2015 to September 18, 2015 associated with the acquisition of wind plants from Renova, and $3.5M, recognized in 1Q 2016, for the period May 1, 2015 to September 18, 2015 associated with the acquisition of wind plants from Renova

(e) Item represents the settled portion of foreign exchange contracts related to the purchase price on acquisitions

(f) Represents SunEdison's payment of interest related to GLBL's senior notes of approximately $40 million per the terms of the Interest Support Agreement

(g) Cash available for distribution is a non-GAAP measure. You should not consider this measure as an alternative to net cash provided by operating activities, determined in accordance with U.S. GAAP

TerraForm GLOBAL a SunEdison company

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